Exhibit 99.1

United States 12 Month Oil Fund, LP
Monthly Account Statement
For the Month Ended November 30, 2008

Statement of Income (Loss)

Income
Realized Trading Gain (Loss)	$(134,100)
Unrealized Gain (Loss) on Market Value of Futures	(556,760)
Interest Income	2,525
Total Income (Loss)	$(688,335)

Expenses
K-1 Tax Expense	$16,530
Audit Fees	8,197
Investment Advisory Fee	1,844
NYMEX License Fee	98
Non-interested Directors' Fees and Expenses	51
Brokerage Commissions	22
Total Expenses	26,742
K-1 Tax Expense Waiver	(16,223)
Audit Fees Waiver	(8,043)
Net Expenses	$2,476
Net Gain (Loss)	$(690,811)

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Period 11/1/08	$4,267,416
Net Gain (Loss)	(690,811)

Net Asset Value End of Period	$3,576,605
Net Asset Value Per Unit (100,000 Units)	$35.77

To the Limited Partners of the United States 12 Month Oil Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended November 30, 2008 is accurate and complete.

/s/ Howard Mah

Howard Mah
Chief Financial Officer
United States Commodity Funds LLC, General Partner of the United States 12 Month Oil Fund, LP

United States Commodity Funds LLC
1320 Harbor Bay Parkway
Suite 145
Alameda, CA 94502